EXHIBIT K(1)
COMMON STOCK PURCHASE AGREEMENT
     THIS COMMON STOCK PURCHASER AGREEMENT entered into to be effective as of February 22, 2010, by and between AGE REVERSAL, INC., a Maryland corporation (the “Company”), and LIFEEX TECHNOLOGIES, LLC, a California limited liability company with an address at 1533 Via Leon, Palos Verdes Estates, California 90274 (the “Purchaser”).
     WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, an aggregate of 100,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) upon the terms and conditions hereof.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:
SECTION 1. SALE OF THE SHARES
     1.1 Sale of the Shares. Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchaser will purchase from the Company, upon the execution and delivery hereof, the Shares for a purchase price equal to $1,000.00 (the “Purchase Price”), or $0.001 per share.
SECTION 2. CLOSING DATE; DELIVERY
     2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held within three (3) business days immediately following the execution and delivery of this Agreement.
     2.2 Delivery at Closing. At the Closing, the Company will deliver to the Purchaser a stock certificate registered in the Purchaser’s name, representing the number of Shares to be purchased by Purchaser hereunder, against payment of the purchase price therefor as indicated above.
SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER
     The undersigned Purchaser hereby represents and warrants to the Company as follows:
     3.1 Transfer of Shares. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and cannot be sold or otherwise transferred without an effective registration or an exemption from registration under the Securities Act approved to the satisfaction of the Company.
     3.2 Experience. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The undersigned has adequate means of providing for the undersigned’s current needs and possible future contingencies and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the undersigned subscribes. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the undersigned’s entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the undersigned is the sole party in interest as to its investment in the Company, and it is acquiring the Shares solely for investment for the undersigned’s own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Shares subscribed for to any other person.
     3.3 Investment; Access to Data. The undersigned has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Common Stock and an investment in the Company. The undersigned has been furnished materials relating to the Company, the private placement of the Common Stock or anything else that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. Representatives of the Company have answered all inquiries that the undersigned has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Common Stock. The undersigned has not been furnished any offering literature other than the materials that the Company may have provided at the request of the undersigned; and the undersigned has relied only on such information furnished or made available to the undersigned by the Company as described in this Section. The undersigned is acquiring the Shares for investment for the undersigned’s own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof.
     3.4 Authorization.
           a. This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.
           b. The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the undersigned Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.
           c. The Purchaser has all necessary limited liability company power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary action on the part of the Purchaser and its management. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
     3.5 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act.
     3.6 Good Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California.
SECTION 4. MISCELLANEOUS
     4.1 Governing Law; Construction. This Agreement shall be governed in all respects by, and construed in accordance with, the laws of the State of California, without regard to conflicts of laws principles thereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
     4.2 Survival. The terms, conditions and agreements made herein shall survive the Closing.
     4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
     4.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.
     4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.
     4.6 ACKNOWLEDGMENT; WAIVER OF CONFLICTS. PURCHASER ACKNOWLEDGES THAT (A) IT HAS READ THIS AGREEMENT; (B) IT HAS BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF THIS AGREEMENT BY LEGAL COUNSEL OF ITS OWN CHOICE OR HAS VOLUNTARILY DECLINED TO SEEK SUCH COUNSEL; AND (C) IT UNDERSTANDS THE TERMS AND CONSEQUENCES OF THIS AGREEMENT AND IS FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS AGREEMENT. PURCHASER UNDERSTANDS THAT THE COMPANY HAS BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF THIS AGREEMENT BY GREENBERG TRAURIG, LLP, COUNSEL TO THE COMPANY, AND THAT GREENBERG TRAURIG, LLP HAS NOT REPRESENTED THE PURCHASER OR ANY MEMBER, SECURITY HOLDER, MANAGER OR EMPLOYEE OF THE COMPANY OR THE PURCHASER IN THE PREPARATION, NEGOTIATION AND EXECUTION OF THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT GREENBERG TRAURIG, LLP HAS IN THE PAST

REPRESENTED AND IS NOW OR MAY IN THE FUTURE REPRESENT DAVID KEKICH, MAXIMUM LIFE FOUNDATION OR THEIR AFFILIATES IN MATTERS UNRELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THE REPRESENTATION OF SUCH PERSONS OR THEIR AFFILIATES IN MATTERS OF A NATURE SIMILAR TO THOSE CONTEMPLATED BY THIS AGREEMENT. THE COMPANY AND THE PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO ASK FOR AND HAS OBTAINED INFORMATION RELEVANT TO SUCH REPRESENTATION, INCLUDING DISCLOSURE OF THE REASONABLY FORESEEABLE ADVERSE CONSEQUENCES OF SUCH REPRESENTATION, AND HEREBY WAIVES ANY CONFLICT ARISING OUT OF SUCH REPRESENTATION WITH RESPECT TO THE MATTERS CONTEMPLATED BY THIS AGREEMENT.

/s/ DK PL
(Purchaser initial)

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

AGE REVERSAL, INC.
By:	/s/ David Kekich
Name:	David Kekich
Title:	Chief Executive Officer

LIFEEX TECHNOLOGIES, LLC
By:	Scipio Ventures, Inc.,
its Operating Manager

By:	/s/ Phil L. Lenda
Name:	Phil L. Lenda
Title:	President

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